EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS



 We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonemployee Directors Stock Compensation Plan of our report dated February 26, 1999, with respect to the consolidated financial statements of BlackRock, Inc. in its Registration Statement (Form S-1 No. 333-78367) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP


 New York, New York
 January 6, 2000